Exhibit (1)(29)
January 3, 2007
Mr. Ralph C. Eucher
President and Chief Executive Officer
Principal Variable Contracts Fund, Inc.
The Principal Financial Group
Des Moines, IA 50392-2080
Dear Mr. Eucher
Principal Life Insurance Company intends to purchase the following shares (the “Shares”) of Common Stock of Principal Variable Contracts Fund, Inc.:

	Purchase	Shares
Principal Investors Fund, Inc. Series	Amount	Purchased

Diversified International Account, Class 2	$10,000	482.160
Equity Income Account I, Class 1	$10,000	514.933
Equity Income Account I, Class 2	$10,000	518.672
Growth Account, Class 2	$10,000	685.401
Income Account, Class 1	$10,000	944.287
Income Account, Class 2	$10,000	949.668
LargeCap Blend Account, Class 2	$10,000	803.213
MidCap Stock Account, Class 1	$10,000	558.659
MidCap Stock Account, Class 2	$10,000	562.430
Money Market Account, Class 2	$10,000	10,000.000
Mortgage Securities Account, Class 1	$10,000	957.854
Mortgage Securities Account, Class 2	$10,000	958.773
Real Estate Account, Class 2	$10,000	383.289
Short-Term Income Account, Class 1	$10,000	3,968.254
Short-Term Income Account, Class 2	$10,000	3,984.064
SmallCap Growth Account, Class 2	$10,000	929.368
SmallCap Value Account, Class 2	$10,000	535.332
SAM – Balanced Portfolio, Class 1	$10,000	551.876
SAM – Balanced Portfolio, Class 2	$10,000	555.556
SAM – Conservative Balanced Portfolio, Class 1	$10,000	783.699
SAM – Conservative Balanced Portfolio, Class 2	$10,000	789.266
SAM – Conservative Growth Portfolio, Class 1	$10,000	506.842
SAM – Conservative Growth Portfolio, Class 2	$10,000	510.465
SAM – Flexible Income Portfolio, Class 1	$10,000	692.042
SAM – Flexible Income Portfolio, Class 2	$10,000	696.864
SAM – Strategic Growth Portfolio, Class 1	$10,000	452.284
SAM – Strategic Growth Portfolio, Class 2	$10,000	454.959
West Coast Equity Account, Class 1	$10,000	416.146
West Coast Equity Account, Class 2	$10,000	418.760
Each share has a par value of $.01 per share. In connection with such purchase, Principal Life Insurance Company represents and warrants that it will purchase such Shares as an investment and not with a view to resell, distribute or redeem.

PRINCIPAL LIFE INSURANCE COMPANY
BY	/s/ Michael D. Roughton
Michael D. Roughton